Exhibit 99

Unify Corporation Announces Agreement
to Settle Securities Lawsuits

SACRAMENTO, Calif., - Feb. 26, 2002 - Unify Corporation (OTC System: UNFY), a leading provider of business application platform solutions, today announced that it has entered into memoranda of understanding to settle the shareholder and derivative litigation pending against the Company and certain of its current and former officers and directors in the United States District Court for the Northern District of California and the California state court.

Under the terms of the proposed settlements, all claims against the Company and all other defendants will be dismissed without admission of liability or wrongdoing by any party. The settlements are subject to execution of final settlement documents, notice to shareholder class members and review and approval by the federal and state courts.

The estimated impact on the Company of the settlement was accrued at the end of fiscal 2001, and therefore, the settlement will have no negative impact on the Company’s earnings or financial position.

“We are looking forward to putting this litigation behind us as it represents one of the last major hurdles we face in completing our Company turnaround,” said Todd Wille, president and CEO of Unify.  “We expect the settlements to be finalized and approved by the courts and this would allow us to focus on becoming listed on the over-the-counter bulletin board and continued execution on our strategic plan.”

About Unify Corporation

Unify Corporation is a leading provider of business application platform solutions that enable companies to develop and deploy Web, graphical and character-based applications productively and reliably.  With more than 1,000 customers in more than 45 countries, Unify has a well-established customer base of VARs, solution integrators and corporate IT departments. Unify’s customers include AT&T, Bear Sterns & Co, Bell Atlantic, Boeing, CBill, Credit Lyonnais, Federal Express, Fuji Electric Co., Ltd, Glaxo, Lexis/Nexis, Motorola, Mitsubishi Denki Co., Ltd., Nortel Networks, Inc., Sherwood International Systems and Triple G Corporation. Headquartered in Sacramento, Calif., Unify has offices in the UK, France and Japan, in addition to a worldwide network of distributors.  Further information is available at www.unify.com.

This press release contains “forward-looking statements” as that term is defined in Section 21E of the Securities Exchange Act of 1934 as amended. Forward looking statements are denoted by such phrases as, “we look forward to putting this litigation behind us”, “we expect the settlements to be finalized and approved by the courts”, “allow us to focus on becoming listed on the over-the-counter bulletin board and continued execution on our strategic plan” and similar words and phrases that refer to anticipated future events or performance of the business of the Company. These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by our forward looking statements. Such risks and uncertainties include, but are not limited to, the risk that the parties will not be able to agree on the final terms of settlement documents, the risk that the final settlement of the shareholder or derivative litigations will not be approved by the Court as proposed, or at all, general economic conditions in the computer and software industries, domestically and worldwide, the Company’s ability to keep up with technological innovations in relation to its competitors, product defects or delays, developments in the Company’s relationships with its customers, distributors and suppliers, changes in pricing policies of the Company or its competitors and the Company’s ability to attract and retain employees in key positions. In addition, Unify’s forward looking statements should be considered in the context of other risks and uncertainties discussed in our SEC filings available for viewing on its web site at “Investor Relations”, “SEC filings” or from the SEC at www.sec.gov.

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Note to Editors: Unify and the Unify logo are registered trademarks of Unify Corporation.